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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  May 21, 2001
                                 Date of Report
                        (Date of earliest event reported)




                               PET QUARTERS, INC.
             (Exact name of registrant as specified in its charter)


          ARKANSAS                       0-28469                62-1698524
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)


                              720 EAST FRONT STREET
                             LONOKE, ARKANSAS 72806
          (Address, including Zip Code, of principal executive offices)

                                 (501) 676-9222
              (Registrant's telephone number, including area code)


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Item 1.  Changes in Control of Registrant.

         Not Applicable.


Item 2.  Acquisition or Disposition of Assets.

         Not Applicable


Item 3.  Bankruptcy or Receivership.

         Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.


Item 5.  Other Events.

         Not Applicable.


Item 6.  Resignations of Registrant's Directors.

         Not Applicable.


Item 7.  Financial Statements and Exhibits.

         (a) Exhibits. The following exhibits are filed with this Form 8-K:

         9.1 Loan Agreement, dated May 15, 2001, by and between Pet Quarters, Inc. and Z Capital, Inc.

         9.2 Participating Loan Agreement, dated May, 14, 2001, by and among Pet Quarters, Inc. and the lenders party thereto.


Item 8.  Change in Fiscal Year.

         Not Applicable.


Item 9.  Regulation FD Disclosure.

         As of May 15, 2001, Pet Quarters, Inc. (the "Company") closed four loans with various individuals and companies in an aggregate amount of approximately $1.9 million. Pet Quarters borrowed $1.35 million from Z Capital, Inc. in three separate transactions. The largest loan from Z Capital was in the amount of


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$1,000,000 and bears interest at a rate of 8.5%. Pet Quarters is obligated to pay $20,000 per week commencing July 23, 2001 until the loan is paid in full. At the request of the lender, which is an accredited investor, Pet Quarters agreed that it would issue 3,500,000 shares of Pet Quarters, Inc. Common Stock to Z Capital, in lieu of payment of a cash loan origination fee, for making the loan. The Company is obligated to issue the shares only if the Company's shareholders vote to increase the number of authorized shares available for issuance and only after such authorized shares have been registered with the Securities and Exchange Commission. The Company anticipates such a vote being held at its annual meeting of shareholders to be held in late 2001. In the event that the shareholders do not increase the number of shares of Common Stock authorized for issuance, Pet Quarters is required to pay Z Capital a cash origination fee. The $1,000,000 loan from Z Capital is secured by a second lien on the stock of PQ Acquisition Company, Inc., a wholly-owned subsidiary of Pet Quarters which owns substantially all of the operating assets of Pet Quarters.

         In a separate transaction, Pet Quarters borrowed approximately $687,000 from various lenders pursuant to a Participating Loan Agreement. Pet Quarters will make quarterly interest payments beginning September 1, 2001, and the entire principal balance and all outstanding interest is due on December 1, 2002. The loan bears interest at 8.5%. At the request of the lenders, Pet Quarters agreed that, in lieu of payment of a cash loan origination fee, it would issue 1,717,570 shares of Pet Quarters, Inc. Common Stock to the lenders, each of which is an accredited investor, for making the loan. The shares are to be issued after they have been registered with the Securities and Exchange Commission. The loan is secured by a second lien on the stock of PQ Acquisition Company, Inc.

         A portion of the proceeds of these loans was used to retire the Company's 6% Convertible Debenture as of May 18, 2001. The outstanding principal balance and accrued interest paid was $852,314.81. The remaining proceeds of the loans will be used for general corporate purposes including the payment of debt and payables. The Company is continuing to search for additional capital, which may include additional loans or the sale of equity securities.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report on Form 8-K to be signed on its behalf by the undersigned hereto duly authorized.


                                         PET QUARTERS, INC.

                                         By: /s/ STEVEN DEMPSEY
                                            ------------------------------------
                                             Steven Dempsey
                                             Chief Executive Officer




DATE:   August 24, 2001


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
9.1      Loan Agreement, dated May 15, 2001, by and between Pet Quarters, Inc.
         and Z Capital, Inc.

9.2      Participating Loan Agreement, dated May, 14, 2001, by and among Pet
         Quarters, Inc. and the lenders party thereto.